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                                  EXHIBIT 99.2


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FOR IMMEDIATE RELEASE               Contact: Christopher Martin
                                              (860) 645-2621


SAVINGS BANK OF MANCHESTER COMPLETES SMOOTH
OPERATIONS CONVERSION OF FIRST FEDERAL OF EAST HARTFORD

Manchester, Connecticut, Sept 4, 2001....The conversion of East Hartford-based
First Federal Savings and Loan Association of East Hartford's operations over to Manchester-based Savings Bank of Manchester ("SBM") was completed smoothly over the Labor Day weekend, according to SBM officials. SBM, the banking subsidiary of Connecticut Bancshares, Inc. (Nasdaq/NMS:SBMC), acquired First Federal by merger after the close of business on August 31, 2001.

      "We were well prepared for this conversion and everything went according to plan," said SBM president and CEO Richard P. Meduski. "We welcome all new and current customers to our enhanced branch network. We are confident the expanded SBM services will make banking more convenient and accessible for everyone."

      All 28 SBM branches, including several that were formerly those of First Federal, opened for business today under the SBM name. While most customers already have access to SBM automated teller machines, by Wednesday, September 5, all customers will be using them.

      The SBM offices are located as follows:
      In Columbia at 164 Middletown Road, Route 66;
      In Coventry at 1671 Boston Turnpike, Meadowbrook Shopping Plaza and at Routes 31 and 275;
      In Dayville at 1078 North Main Street in Killingly Plaza;
      In Eastford at Route 198 and County Road
      In East Hartford at 1065 Main St. and 842 Silver Lane;
      In East Windsor at 122-A Prospect Hill Road, Route 5;
      In Ellington at 175 West Road, Meadowview Plaza;
      In Enfield at 49 Hazard Avenue;
      In Glastonbury at 2510 Main St. and at 1320 Manchester Road, Buckingham Village;
      In Manchester at 923 Main Street, 344 Middle Turnpike West, 285 East Center Street, 220 North Main Street and 214 Spencer Street in the ShopRite Market. There will be an additional drive-in at 1007 Main Street as well as the drive-in on Purnell Place.
      In Mansfield at 6 Storrs Road;
      In South Glastonbury at 902 Main Street;
      In South Windsor at 481 Buckland Road and 955 Sullivan Avenue;
      In Storrs at 596 Middle Turnpike, Route 44;
      In Tolland at 200 Merrow Road, Route 195;
      In Vernon at Tri-City Plaza and 435 Hartford Turnpike;
      In West Hartsford at 55 South Main Street;
      In Wethersfield at 38 Wells Road, corner Silas Deane Highway;


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      In Windsor at 2133 Poquonock Avenue.

      There are 16 additional ATM locations including those at Manchester Community College, Manchester and Rockville hospitals and at the food court of Buckland Hills Mall.


STATEMENTS CONTAINED IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY CONNECTICUT BANCSHARES, INC. (THE "COMPANY") WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY DOES NOT UNDERTAKE - AND SPECIFICALLY DISCLAIMS ANY OBLIGATION
- TO PUBLICALLY RELEASE THE RESULTS OF ANY REVISIONS WHICH MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.